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                             [LETTERHEAD OF KPMG]

                                                                      Exhibit 23

              Consent of Independent Certified Public Accountants

The Board of Directors
Mellon Financial Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-75605,333-16745 and 333-60460) on Form S-8 of Mellon Financial Corporation of our report dated June 15, 2001 that is included in the December 31, 2000 Annual Report on Form 11-K of the Mellon 401(k) Retirement Savings Plan.

KPMG LLP

June 28, 2001